FHLMC LOAN NUMBERS – SEE EXHIBIT A

MASTER CROSS-COLLATERALIZATION AGREEMENT

(Revision Date 4/27/2009)

THIS MASTER CROSS-COLLATERALIZATION AGREEMENT (this “Agreement”) is made as of the 16th day of December, 2009 by HOLLIDAY FENOGLIO FOWLER, L.P., a limited partnership organized and existing under the laws of Texas (“Lender”), and those parties identified on Exhibit A attached hereto (each referred to individually as a “Grantor” and all referred to collectively as the “Grantors”).

RECITALS

A.
Lender has agreed to make, or has made to each of the Grantors identified on Exhibit A attached hereto (each sometimes also referred to individually as a “Borrower” and all sometimes referred to collectively as the “Borrowers”) a loan (each a “Loan” and collectively, the “Loans”) in the original principal amounts set forth on Exhibit A attached hereto.

B.
Each Loan  is secured by a Multifamily Mortgage or Deed of Trust, Assignment of Rents and Security Agreement (each a “Mortgage” and collectively, the “Mortgages”).   Each Mortgage encumbers the applicable real property identified in Exhibit B attached hereto and other property included within the definition of “Mortgaged Property” in such Mortgage.

C.
Each Grantor is an Affiliate of the other Grantors and will receive a direct and material benefit from the Loans to the Borrowers.   The Lender is willing to make a Loan to each Borrower only if each Grantor agrees to pay all of the Indebtedness of the other Borrowers with respect to the other Borrowers’ Loans as set forth in this Agreement.

D.
Each Grantor is executing this Agreement to evidence its agreement (a) to pay as and when due all of the Indebtedness of the Borrowers under the Borrowers’ Loan Documents and (b) to bear joint and several liability for the Indebtedness of all Borrowers as set forth in this Agreement.

E.	Each Grantor executing a Mortgage further agrees that its obligations under this Agreement shall be secured by such Mortgage under the terms hereof.

THEREFORE, the parties hereto agree as follows:

1.	Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

“Event of Default” shall have the meaning set forth in Section 4.

“Foreclosure” means, with respect to any Mortgage, a judicial or non-judicial foreclosure of or trustee’s sale under the Mortgage, a deed in lieu of such foreclosure or sale, a sale of the Mortgaged Property pursuant to lawful order of a court of competent jurisdiction in a bankruptcy case filed under Title 11 of the United States Code, or any other similar disposition of any of the Mortgaged Property encumbered by the Mortgage.

“Fraudulent Transfer Laws” means Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law, including any provisions of the Uniform Fraudulent Conveyance Act or Uniform Fraudulent Transfer Act, as adopted under state law.

“Indebtedness” means, with respect to each Grantor, the “Indebtedness” as defined in the Grantor’s Mortgage without regard to additional obligations of that Grantor that are created by this Agreement.

“Loans” means the loans identified in Exhibit A.

"Mortgage" means that as set forth in the Recitals to this Agreement.

"Note" with respect to each Borrower means the Multifamily Note evidencing that Borrower's obligation to repay its Loan.

"Property" means, with respect to each Grantor, the "Mortgaged Property" as defined in the Mortgage executed by such Grantor.

"Release Date" means the date that the applicable Property will be released pursuant to Section 14 hereof.

"Released Property" means a Borrower’s Property encumbered by a Mortgage that is subject to being released from this Agreement pursuant to Section 14 hereof.

"Total Indebtedness" means, with respect to each Grantor, that Grantor's obligation both (a) to pay its Indebtedness and (b) to pay all other amounts payable under this Agreement and under the other Borrowers' Loan Documents, whether such obligations arise directly or under a guaranty of such obligations.

"Total Property” means the aggregate of all the Properties, now or hereafter made subject to this Agreement.

Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Mortgages.

2.	Joint and Several Liability; Integration of Obligations.

(a)           Notwithstanding anything to the contrary in this Agreement or any Borrower's Loan Documents, subject to the terms and conditions of this Agreement, each Grantor hereby agrees to pay the Indebtedness of each other Grantor, as and when due.  Accordingly, the Indebtedness of each Grantor listed in Exhibit A shall be the joint and several obligation of each Grantor, subject to and in accordance with the terms of this Agreement.

(b)           While each Loan represents a separate and independent obligation of each Grantor, whether direct or indirect, the Grantors acknowledge that, in requesting the Lender to make the Loans, they intend:

i.	that the Loans be treated as if they were a single, integrated indebtedness of the Grantors, and

ii.
that the Total Property will secure to the Lender the payment and performance of all of the Total Indebtedness, subject only to any limitations on the amounts secured by any of the Mortgages as set forth in the Mortgages.

Accordingly, if any Grantor fails to pay fully, when due, any amount payable to the Lender under this Agreement or any Loan Document, then the Lender may elect, in its discretion, to treat that amount as being due and owing by the Grantors, on a joint and several basis; may enforce its rights and remedies against and collect such amounts from the Grantors on a joint and several basis; and may recover such amounts from the value of each of the Properties, on a pro rata basis or otherwise, as determined by the Lender in its discretion.  The Total Property secures all Grantors' Total Indebtedness, without apportionment or allocation of any Property or any portion of any Property (except that the Total Indebtedness may be apportioned among the Properties for the sole and limited purpose of determining the amount of transfer or recordation taxes or documentary stamps required in connection with recordation of this Agreement and the Mortgages).

3.           Intentionally Omitted.

4.           Events of Default.  Each of the following events shall constitute an “Event of Default” under this Agreement:

(a)	a default or breach by any Grantor of any provision of this Agreement; and

(b)	any event or condition constituting an “Event of Default” under any Loan Document.

5.           Cross-Default.  Any Event of Default under this Agreement shall constitute an Event of Default under each respective Mortgage.

6.           Remedies.  Upon the occurrence of an Event of Default, Lender, in its sole and absolute discretion, may exercise any or some or all of the following remedies, in such order and at such times as Lender shall elect:

(a)	declare immediately due and payable the Indebtedness of any or all Borrowers; and

(b)	exercise any or all of its rights and remedies under this Agreement, any Loan Document or applicable law.

The Lender may exercise such remedies in one or more proceedings, whether contemporaneous or consecutive or a combination of both, to be determined by Lender in its sole discretion.  The Lender may enforce its rights against any one or more Properties or portions of Properties, in such order and manner as it may elect in its sole discretion.  The enforcement of any one Mortgage shall not constitute an election of remedies, and shall not limit or preclude the enforcement of any other Mortgage or Loan Document, through one or more additional proceedings. The Lender may bring any action or proceeding, including but not limited to judicial or non-judicial foreclosure proceedings, without regard to the fact that one or more other proceedings may have been commenced elsewhere with respect to the same Property or Properties or any portion of them.  Each Grantor hereby unconditionally and irrevocably waives any rights it may have, now or in the future, whether at law or in equity, to require the Lender to enforce or exercise any of its rights or remedies under this Agreement, under any Mortgage, or under any other Loan Document in any particular manner or order or in any particular state or county, or to apply the proceeds of any foreclosure sale or sales in any particular manner or order.

No judgment obtained by Lender in any one or more enforcement proceedings shall merge the related Indebtedness into that judgment, and all Total Indebtedness which remains unpaid shall remain a continuing obligation of the Grantors.  Notwithstanding any foreclosure of any Mortgage, the Grantors shall remain bound under this Agreement.

7.           Application of Proceeds.  Proceeds of the enforcement or foreclosure of any Mortgage shall be applied to the payment of the Total Indebtedness (including prepayment premiums) in such order as Lender may determine in Lender’s sole discretion.

8.           Adjustment of Obligations.  If the Total Indebtedness of any Grantor, or any portion thereof, is subject to avoidance under any Fraudulent Transfer Law, then the Total Indebtedness of that Grantor shall be limited to the largest amount that would not be subject to avoidance as a fraudulent transfer or conveyance under such Fraudulent Transfer Law.

At any time at Lender’s sole option, Lender may record among the applicable land records a complete or partial termination of this Agreement evidencing Lender’s election to treat this Agreement as null and void with respect to one or more or all of the Properties (each a “Terminated Property” and collectively, the “Terminated Properties”).  Each Grantor, as applicable, at Lender’s request, must join in any such termination or partial termination, and each Grantor hereby irrevocably appoints Lender as such Grantor’s agent and attorney-in-fact to execute, deliver and record such termination or partial termination in such Grantor’s name.  Following any such termination or partial termination of this Agreement, Lender may enforce the Mortgages and other Loan Documents in accordance with their respective terms as if this Agreement had never been executed and delivered as to any Terminated Properties.

9.           Grantors' Rights of Subrogation, Etc.

(a)           Until the Total Indebtedness has been paid and performed in full and the maximum period thereafter during which any payment to Lender with respect to the Total Indebtedness could be deemed a preference under the United States Bankruptcy Code has expired, each Grantor hereby waives any right of subrogation, contribution, reimbursement or indemnity (whether contractual, statutory, equitable, under common law or otherwise) and any other rights to enforce any claims or remedies which it has now or may have in the future against any other Grantor or any of the Properties or against any guarantor or security for the Total Indebtedness.

(b)           If a Grantor's agreement under Subsection (a) is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights a Grantor may have against another Grantor, any Properties or any guarantor or security for the Total Indebtedness shall be subordinate to any rights the Lender may have against the Grantors, such Properties, such guarantor or such security.

(c)           Each Grantor understands that the exercise by Lender of certain rights and remedies contained in any Mortgage may affect or eliminate any Grantor’s right of subrogation against any or all of the other Grantors and that such Grantor may therefore incur a partially or totally non-reimbursable liability under this Agreement.  Nevertheless, each Grantor authorizes and empowers Lender, in Lender’s sole and absolute discretion, to exercise any right or remedy, or any combination thereof, which may then be available.

10.           Subordination of Obligations Between Grantors.  Any indebtedness or other obligation of a Grantor (a "Debtor Grantor") held by another Grantor (a "Creditor Grantor") shall be subordinate to the rights of the Lender against that Debtor Grantor.  If the Lender so requests at a time when an Event of Default has occurred and is continuing, any Creditor Grantor shall enforce and collect any such indebtedness or other obligation as trustee for the Lender and shall pay over to the Lender any amount collected, on account of the Total Indebtedness of the Debtor Grantor.

11.           Lender's Rights.  Each Grantor agrees that the Lender may, without demand and at any time and from time to time and without the consent of, or notice to, the Grantor, without incurring responsibility to the Grantor, and without impairing or releasing the Total Indebtedness of any Grantor, upon or without any terms or conditions and in whole or in part:

(a)
change the manner, place or terms of payment, or change or extend the time of payment of, or renew, increase, accelerate or alter, any of the Indebtedness or Total Indebtedness of any of the other Grantors, any security for such Indebtedness or Total Indebtedness, or any liability incurred directly or indirectly with respect to such Indebtedness or Total Indebtedness;

(b)
take and hold security for the payment of the Indebtedness or Total Indebtedness of any of the other Grantors and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property pledged or mortgaged to secure such Indebtedness or Total Indebtedness;

(c)	exercise or refrain from exercising any rights against any Grantor, or any Properties;

(d)	release or substitute any one or more endorsers, guarantors, or other obligors with respect to the Indebtedness or Total Indebtedness of any of the other Grantors;

(e)
settle or compromise any of the Indebtedness or Total Indebtedness of any of the other Grantors (including but not limited to obligations under this Agreement), any security for such Indebtedness or Total Indebtedness or any liability incurred directly or indirectly with respect to such Indebtedness or Total Indebtedness, or subordinate the payment of all or any part of such Indebtedness or Total Indebtedness to the payment of any liability (whether due or not) of any other Grantor to its creditors other than the Lender;

(f)
apply any sums realized to any liability or liabilities of any other Grantor  or guarantor to the Lender regardless of what liability or liabilities of the Grantors or guarantor to the Lender remain unpaid; and

(g)	consent to or waive any breach by any other Grantor of, or any act, omission or default by any other Grantor under, this Agreement or any of the Loan Documents.

12.           Indemnification.  The Grantors, jointly and severally, for themselves, their personal representatives, successors and assigns, hereby indemnify and hold harmless the Lender and each of the trustees named in the Mortgages, as applicable, and their successors in the trust and the Lender and its successors in interest in each of the Mortgages and their respective controlling persons, directors, officers, agents, employees, contractors, subcontractors, and the personal representatives, successors and assigns of each of them (all hereinafter collectively referred to as the "Indemnitees") of and from any and all claims, debts, demands, rights, liabilities, actions and causes of action of whatsoever kind and nature, either direct or consequential, and all costs and expenses arising out of or relating thereto (including attorneys’ fees) which any person or entity has or may have against the Indemnitees, or any of them, on account of, or because of, the failure to pay in full all transfer, mortgage, recordation, documentary, or similar taxes, if any, or any portion thereof that may be due because of the making of the Loans, execution, delivery or recordation of any of the Mortgages and this Agreement or execution or delivery of any guaranty or otherwise arising out of the loan transactions and all interest, penalties and fines that may be or may become due.  The Indemnitees may, at the cost of the Grantors, defend all claims made that are or may be covered by this Agreement unless the Grantors retain counsel acceptable to the Indemnitees.  This indemnification shall survive payment of each of the Loans and release of any or all of the Mortgages and this Agreement.

13.           Waivers of Presentment, Marshalling, Certain Suretyship Defenses, State Specific Provisions, etc.

(a)           With respect to its obligations under this Agreement each Grantor waives presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting such obligations (not including, however, notices and grace periods expressly provided for in the Loan Documents).

(b)           Notwithstanding the existence of any other security interests in any Property held by the Lender or by any other party, the Lender shall have the right to determine in its discretion the order in which any or all of the Properties or portions of any of the Properties shall be subjected to the remedies provided in this Agreement and the Loan Documents or applicable law.  The Lender shall have the right to determine in its discretion the order in which any or all portions of the Total Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies.  Each Grantor hereby unconditionally and irrevocably waives any and all right to require the marshalling of assets or to require that any of the Properties or portions of any of the Properties be sold in the inverse order of alienation or in parcels or as an entirety in connection with the exercise of any such remedies.

(c)           STATE-SPECIFIC PROVISIONS:

(i)           It is the intention of Lender and each Grantor that each Grantor be considered primarily and jointly and severally liable for the entire Total Indebtedness as if each Grantor was the maker of each and every Note evidencing the Total Indebtedness.   However, to the extent that, notwithstanding any provisions of this Agreement to the contrary, if any Grantor may be deemed to be a surety or guarantor with respect to any of the Loans made to the other Grantors, then in such capacity:

(A)           The following provisions apply only to any Property located in the State of Indiana:

As used herein, the terms "Attorneys' Fees and Costs" or “attorneys’ fees and costs” or similar terms shall mean (i) fees and out-of-pocket costs of Lender's and Loan Servicer's attorneys, as applicable, including costs of Lender's and Loan Servicer's in-house counsel, support staff costs, costs of preparing for litigation, computerized research, telephone and facsimile transmission expenses, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses; (ii) costs and fees of expert witnesses, including appraisers; and (iii) investigatory fees.  Nothing in this clause is intended to limit the nature or extent of any costs or expenses that may be recovered by Lender from any Grantor deemed to be a surety or guarantor with respect to any of the Loans.

(B)           The following provisions apply only to any Property located in the Commonwealth of Kentucky:

Solely for purposes of interpreting or determining a Grantor’s liability under this Agreement, "Indebtedness" means the principal of, interest on, and all other amounts due at any time under, each other Grantor’s Note or Mortgage, or both, including prepayment premiums, late charges, default interest, and advances as provided in Section 12 of each other Grantor’s Mortgage to protect the security of such Mortgage, but expressly excludes any obligations of any other Grantor under any other Loan Documents (including, without limitation, any obligations under such other Loan Documents that are incorporated into, or otherwise included in the obligations of any other Grantor under such Grantor’s Note or Mortgage).  The instruments being guaranteed, within the meaning of K.R.S. 371.065, are this Agreement, each other Grantor’s Note and each other Grantor’s Mortgage, but only to the extent of the Total Indebtedness.

(C)           The following provisions apply only to any Property located in the Commonwealth of Virginia:

If any Grantor is deemed to be a surety or guarantor with respect to any of the Loans, such Grantor waives the benefit of the provisions of Sections 49-25 and 49-26 of the Code of Virginia (1950), as amended.

14.           Release Provisions.

(a)           During the “Prepayment Premium Period” (as that term is defined in each of the Notes) prior to the securitization of the Loans, Lender will release a Property from this Agreement and the lien created hereby only upon payment in full of all of the Total Indebtedness.

(b)           During (i) the Prepayment Premium Period after the securitization of the Loans, if the Loans are securitized after the “Cut-off Date,” (ii) the “Window Period” or (iii) the “Defeasance Period” (as those terms are defined in each Note), Lender will release a Property from this Agreement and the lien created hereby only upon payment in full of all of the Total Indebtedness, except as provided in subsections (d) and (e) below.

(c)           Borrower may not prepay all or any part of the Loans and Lender will not release any Property during the “Lockout Period” (as that term is defined in each Note).

(d)           During either the Prepayment Premium Period after the securitization of the Loans or the Window Period, Lender will release the applicable Property from the respective Security Instrument and this Agreement upon the satisfaction of all of the following conditions; provided, however, the applicable Borrower will not be released from liability pursuant to Section 18 of the applicable Mortgage arising out of conditions existing on or before the Release (collectively, “Preexisting Conditions”), and any existing guarantor of the Indebtedness allocated to the related Property (“Guarantor”) will not be released from its obligations under the Guaranty executed concurrently with and in connection with the applicable Mortgage to the extent such

Guarantor guarantees the applicable Borrower’s obligations under Section 18 of the applicable Mortgage arising out of Preexisting Conditions:

(i)	Lender has received from Borrower at least thirty (30) days' prior written notice of the date proposed for such release (the “Release Date”).

(ii)	No Event of Default has occurred and no event or circumstance exists on the Release Date which with the giving of notice or the passage of time or both could constitute such an Event of Default.

(iii)	Borrower shall have paid to Lender in full all of the following:

(A)	The entire Indebtedness, including but not limited to principal, accrued and unpaid interest and any prepayment premium.

(B)
A release price (the “Release Price”) equal to Twenty-Five percent (25%) of the outstanding principal balance of the Indebtedness immediately prior to the payment required in clause (A).  The Release Price will be applied by Lender on a pro-rata basis as a prepayment of the Loans comprising the remaining Total Indebtedness (each, a “Prepaid Loan”).

(C)	Any prepayment premiums due in connection with the partial prepayment of a Prepaid Loan as a result of the application of the Release Price.

(D)
An administrative fee equal to $7,500 multiplied by the total number of Properties that would remain as security for the remaining Total Indebtedness, plus all of Lender's costs and expenses, including without limitation attorneys' fees, in connection with the release of the Mortgaged Property.   The administrative fee will be non-refundable and must accompany the written notice of release.

(iv)
The Total Property that would remain as security for the remaining outstanding Total Indebtedness must meet the following requirements: (A) an aggregate debt service coverage ratio (DSCR) as of the Release Date of not less than the greater of (x) 1:35:1 and (y) the DSCR of the Total Property prior to the release; and (B) an aggregate loan to value ratio (LTV) as of the Release Date of not more than the lesser of (x) seventy-five percent (75%) and (y) the LTV of the Total Property prior to the release.   When calculating the DSCRs, Lender shall apply a _30-year amortization to such calculation.  If any of the Loans provides for a variable interest rate and the Note provides for a “Capped Interest Rate”, in the calculating DSCRs, Lender shall use the applicable Capped Interest Rate as the interest rate for such Loans.  If any of the Loans provides for a variable interest rate and none of the Borrowers are required to maintain in effect a third party interest rate cap, in the calculating DSCRs, Lender shall use the applicable required strike rate or maximum index rate plus the applicable “Margin” as the interest rate for the applicable Loans.  If any of the Loans provides for a variable interest rate and the applicable Notes do not provide for a “Capped Interest Rate” and none of the Borrowers are required to maintain a third party interest rate cap, in the calculating DSCRs, Lender shall use the interest rate in effect at the time of the calculation plus one (1) percentage point (100 basis points) as the interest rate for such applicable Loans.  The applicable Borrower shall provide Lender such financial statements and other information as Lender may require to make the determinations hereunder, certified by the chief financial officer of such Borrower as being true, correct and complete in all material respects.  In addition, Lender, at such Borrower's expense, shall obtain MAI appraisals of the Total Property in order to assist Lender in making the determinations hereunder.

(e)           During the Defeasance Period, Lender will release the applicable Property from the respective Security Instrument and this Agreement upon the satisfaction of all of the following conditions; provided, however, the applicable Borrower will not be released from liability pursuant to Section 18 of the applicable Mortgage arising out of Preexisting Conditions, and any existing Guarantor will not be released from its obligations under the Guaranty executed concurrently with and in connection with the applicable Mortgage to the extent such Guarantor guarantees the applicable Borrower’s obligations under Section 18 of the applicable Mortgage arising out of Preexisting Conditions:

(i)	Lender has received from Borrower at least thirty (30) days’, and not more than sixty (60) days’, prior written notice of the Release Date.

(ii)	No Event of Default has occurred and no event or circumstance exists on the Release Date which with the giving of notice or the passage of time or both could constitute such an Event of Default.

(iii)
Borrower shall have paid to Lender in full an administrative fee equal to $7,500 multiplied by the total number of Properties that would remain as security for the remaining Total Indebtedness, plus all of Lender's costs and expenses, including without limitation attorneys' fees, in connection with the release of the Mortgaged Property.   The administrative fee will be non-refundable and must accompany the written notice of release.

(iv)
Except as modified or supplemented pursuant to this Section 14(d), the Borrower for the applicable Property and each Borrower for the Properties that would remain as security for the remaining Total Indebtedness shall comply in all respects with Section 44 of its applicable Security Instrument.

(v)
Borrower shall deliver to Lender Defeasance Collateral that meets all requirements of Section 44(g) of each applicable Security Instrument (A) to defease the entire Loan for the Property being released, and (B) to partially defease the outstanding principal balances of the Loans that will comprise the remaining Total Indebtedness in a total amount equal to a release price (the “Defeasance Release Price”) of twenty-five percent (25%) of the principal amount of the Loan defeased under clause (A).  The Defeasance Release Price will be applied on a pro-rata basis to the Loans comprising the remaining Total Indebtedness.

(vi)
The Total Property that would remain as security for the remaining outstanding Total Indebtedness must meet the following requirements: (A) an aggregate debt service coverage ratio (DSCR) as of the Release Date of not less than the greater of (x) 1:35:1 and (y) the DSCR of the Total Property prior to the release; and (B) an aggregate loan to value ratio (LTV) as of the Release Date of not more than the lesser of (x) seventy-five percent (75%) and (y) the LTV of the Total Property prior to the release. When calculating the DSCRs, Lender shall apply a 30-year amortization to such calculation.  If any of the Loans provides for a variable interest rate and the Note provides for a “Capped Interest Rate”, in the calculating DSCRs, Lender shall use the applicable Capped Interest Rate as the interest rate for such Loans.  If any of the Loans provides for a variable interest rate and none of the Borrowers are required to maintain in effect a third party interest rate cap, in the calculating DSCRs, Lender shall use the applicable required strike rate or maximum index rate plus the applicable “Margin” as the interest rate for the applicable Loans.   If any of the Loans provide for a variable interest rate and the applicable Notees do not provide for a “Capped Interest Rate” and none of the Borrowers are required to maintain a third party interest rate cap, in the calculating DSCRs, Lender shall use the interest rate in effect at the time of the calculation plus one (1) percentage point (100 basis points) as the interest rate for such applicable Loans.   The applicable Borrower shall provide Lender such financial statements and other information as Lender may require to make the determinations hereunder, certified by the chief financial officer of such Borrower as being true, correct and complete in all material respects.   In addition, Lender, at such Borrower’s expense, shall obtain MAI appraisals of the Total Property in order to assist Lender in making the determinations hereunder.

(f)           As a condition of any release under subsections (d) or (e) above, Lender must receive an endorsement to the title insurance policy insuring each Related Instrument redating the title insurance policy to the date of the recording of the release and confirming that notwithstanding the specified release, the applicable Related Instrument remains a first priority lien upon the property to which the title insurance policy relates, subject only to the exceptions to insurance originally contained in the title insurance policy and any additional matters previously approved in writing by Lender together with such endorsements as Lender may then require, including an updated aggregation endorsement deleting the released Property from the list of covered properties.

15.           Obligations Absolute.  No invalidity, irregularity or unenforceability of all or any part of the Total Indebtedness of any Grantor shall affect, impair or be a defense to the recovery by the Lender of the Indebtedness or Total Indebtedness of any other Grantor, and the liability of each Grantor under this Agreement and the Loan Documents with respect to the Indebtedness of each other Grantor shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor for the Indebtedness of any other Grantor except payment and performance in full of that other Grantor's Indebtedness.

16.           Limited-Recourse Liability.  Each Grantor’s personal liability for the Total Indebtedness shall be limited as and to the same extent as set forth in its Note.

17.           Notices.  All notices to each Grantor under this Agreement shall be in writing and shall be given in the manner provided in that Grantor’s Mortgage for notices to that Grantor All notices to the Lender by any Grantor under this Agreement shall be in writing and shall be given in the manner described in the Mortgage executed in connection with the Loan.

18.           Governing Law; Jurisdiction and Venue.  The parties intend that the Lender will assign the Loans, the Mortgages and this Agreement to the Federal Home Loan Mortgage Corporation, a congressionally-chartered government-sponsored enterprise having its principal place of business in McLean, Virginia.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.  Each of the Grantors hereby submits to the in personam jurisdiction of any federal or state court in (i) any state or jurisdiction in which any Property is located and (ii) the Commonwealth of Virginia with respect to any proceeding arising out of or relating to this Agreement.   Each of the Grantors irrevocably waives,

to the fullest extent permitted under applicable law, any objections they may now or hereafter have to the venue of any suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum.  Each of the Grantors acknowledge that they have each received material and substantial consideration for the cross-collateralization of the Total Property and that the foregoing venue provision is integral to the Lender's realization of its rights hereunder.  Each of the Grantors further acknowledge that it is not in a disparate bargaining position, that it is a commercial enterprise, with sophisticated financial, legal and economic experience, and that the venue selections contained herein are not unreasonable, unjust, inconvenient or overreaching.

19.           Captions, Cross References and Exhibits.  The captions assigned to provisions of this Agreement are for convenience only and shall be disregarded in construing this Agreement.  Any reference in this Agreement to a “Section”, a “Subsection” or an “Exhibit” shall, unless otherwise explicitly provided, be construed as referring to a section of this Agreement, to a subsection of the section of this Agreement in which the reference appears or to an Exhibit attached to this Agreement.  All Exhibits referred to in this Agreement are hereby incorporated by reference.

20.           Number and Gender.  Use of the singular in this Agreement includes the plural, use of the plural includes the singular, and use of one gender includes all other genders, as the context may require.

21.           Statutes and Regulations.  Any reference in this Agreement to a statute or regulation shall include all amendments to and successors to such statute or regulation, whether adopted before or after the date of this Agreement.

22.           No Partnership.  This Agreement is not intended to, and shall not, create a partnership or joint venture among the parties, and no party to this Agreement shall have the power or authority to bind any other party except as explicitly provided in this Agreement.

23.           Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors, and assigns.

24.           Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity of any other provision, and all other provisions shall remain in full force and effect.

25.           Entire Agreement.  This Agreement, together with the Note, Mortgage and Loan Documents relating to each Loan, contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Agreement.  To the extent this Agreement conflicts with the terms of other Loan Documents, this Agreement will govern and control.

26.           Waiver; No Remedy Exclusive.  Any forbearance by a party to this Agreement in exercising any right or remedy given under this Agreement or existing at law or in equity shall not constitute a waiver of or preclude the exercise of that or any other right or remedy.  Unless otherwise explicitly provided, no remedy under this Agreement is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Agreement or existing at law or in equity.

27.           Third Party Beneficiaries.  Neither any creditor of any party to this Agreement, nor any other person, is intended to be a third party beneficiary of this Agreement.

28.           Course of Dealing.  No course of dealing among the parties to this Agreement shall operate as a waiver of any rights of any party under this Agreement.

29.           Further Assurances and Corrective Instruments.  To the extent permitted by law, the parties shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements to this Agreement and such further instruments as Lender may reasonably require for carrying out the intention of or facilitating the performance of this Agreement.

30.           No Party Deemed Drafter.  No party shall be deemed the drafter of this Agreement, and this Agreement shall not be construed against either party as the drafter of the Agreement.

31.           Additional Rights Upon Default.  Notwithstanding anything to the contrary contained herein or in the other Loan Documents, if an Event of Default shall occur pursuant to Sections 22 (d) or (f) through (j) of the Mortgage for a particular Property (a “Default Property”), then upon the applicable Grantor causing a defeasance of the applicable Note, or a substitution of collateral with respect to, or release of, the Default Property, all in compliance with the applicable provisions of the Loan Documents, (1) such Event of Default shall be deemed cured, (2) any related acceleration of the Loans shall be rescinded, and (3) any other remedy relating to such Event of Default shall cease to apply.  Such defeasance, substitution or release must occur, if it is to occur at all pursuant to this Section 31, within 45 days after any acceleration of one or more of the Loans.  Each Grantor agrees that during such 45 day period (unless the defeasance, release or substitution of collateral is accomplished prior to the end of such 45 day period), Lender may commence any remedy allowable under the Loan Documents, but may not cause the sale of any Property and the transfer of title thereto to occur until after the end of such 45 day period.

32.           WAIVER OF TRIAL BY JURY.  EACH GRANTOR AND LENDER (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

33.           Transfers of the Mortgaged Property or Interests in Grantor.  Notwithstanding anything in this Agreement to the contrary, Grantor will not seek to enforce Section 21(f) of the Mortgage at any time while this Agreement remains in full force and effect.

34.           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original document and all of which together shall constitute one agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the day and year first written above.

LENDER: HOLLIDAY FENOGLIO FOWLER, L.P., a Texas limited partnership

By:	Holliday GP Corp., a Delaware corporations, its general partner

By:	/s/ Patrick V. Kinlan Patrick V. Kinlan Vice President

STATE OF         District of Columbia

CITY/COUNTY OF _______________, to-wit:

The foregoing instrument was acknowledged before me in the above-stated jurisdiction this   7th  day of December, 2009 by Patrick V. Kinlan who is Vice President of Holliday GP Corp., a Delaware corporation, the general partner of Holliday Fenoglio Fowler, L.P., a Texas limited partnership, for and on behalf of the limited partnership.

       /s/ Laura L. Taylor
                           Notary Public
My commission expires:     10/31/10

Notary Registration No.    26431

GRANTORS: NLP CASTLE CREEK, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

STATE OF     Kentucky     ,       Jefferson       County, ss:

On this  7th  day of  December , 2009, before me, the undersigned, a Notary Public in and for said County, personally appeared  Neil A. Mitchell ,  Sr. Vice Pres of NTS Realty Capital, Inc., a Delaware corporation, the managing general partner of NTS Realty Holdings Limited Partnership, a Delaware limited partnership, the sole member of NLP Castle Creek, LLC, a Delaware limited liability company and acknowledged the execution of the foregoing instrument.

WITNESS my hand and official seal.

My Commission expires:   April 27, 2010

            /s/ Susan M. Howard
                     Notary Public

NLP LAKE CLEARWATER, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

STATE OF     Kentucky     ,       Jefferson       County, ss:

On this  7th  day of  December , 2009, before me, the undersigned, a Notary Public in and for said County, personally appeared  Neil A. Mitchell ,  Sr. Vice Pres of NTS Realty Capital, Inc., a Delaware corporation, the managing general partner of NTS Realty Holdings Limited Partnership, a Delaware limited partnership, the sole member of NLP Lake Clearwater, LLC, a Delaware limited liability company and acknowledged the execution of the foregoing instrument.

WITNESS my hand and official seal.

My Commission expires:   April 27, 2010

            /s/ Susan M. Howard
                     Notary Public

NLP PARK PLACE, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

STATE OF     Kentucky     ,       Jefferson       County, ss:

The foregoing instument was acknowledged before me this  7th  day of  December , 2009, by  Neil A. Mitchell ,  Sr. Vice Pres of NTS Realty Capital, Inc., a Delaware corporation, the managing general partner of NTS Realty Holdings Limited Partnership, a Delaware limited partnership, the sole member of NLP Park Place, LLC, a Delaware limited liability company, for the purposes contained therein.

    My Commission expires:   April 27, 2010

            /s/ Susan M. Howard
                     Notary Public

NLP RICHLAND, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

STATE OF     Kentucky     ,       Jefferson       County, ss:

On this  7th  day of  December , 2009, before me personally appeared  Neil A. Mitchell ,  Sr. Vice Pres of NTS Realty Capital, Inc., a Delaware corporation, the managing general partner of NTS Realty Holdings Limited Partnership, a Delaware limited partnership, the sole member of NLP Richland, LLC, a Delaware limited liability company, to me known to be the person who executed the foregoing instrument on behalf of said limited liability company, and acknowledged the execution of the same to be the free act and deed of said limited liability company.  Witness my hand and official seal.

My Commission expires:   April 27, 2010

            /s/ Susan M. Howard
                     Notary Public

NLP SWIFT CREEK, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

STATE OF      KENTUCKY

CITY/COUNTY OF    JEFFERSON   , to-wit:

The foregoing instrument was acknowledged before me in the above-stated jurisdiction this  7th  day of  December , 2009 by  Neil A. Mitchell  who is  Sr. Vice Pres  of NTS Realty Capital, Inc., a Delaware corporation, the managing general partner of NTS Realty Holdings Limited Partnership, a Delaware limited partnership, the sole member of NLP Swift Creek, LLC, a Delaware limited liability company, for and on behalf of the limited liability company.

            /s/ Susan M. Howard
                     Notary Public

My Commission expires:   April 27, 2010

NLP WHITWORTH, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

STATE OF     Kentucky     ,       Jefferson       County, ss:

On this  7th  day of  December , 2009, before me personally appeared  Neil A. Mitchell ,  Sr. Vice Pres  of NTS Realty Capital, Inc., a Delaware corporation, the managing general partner of NTS Realty Holdings Limited Partnership, a Delaware limited partnership, the sole member of NLP Whitworth, LLC, a Delaware limited liability company, to me known to be the person who executed the foregoing instrument on behalf of said limited liability company, and acknowledged the execution of the same to be the free act and deed of said limited liability company.  Witness my hand and official seal.

My Commission expires:   April 27, 2010

            /s/ Susan M. Howard
                     Notary Public

NLP WILLOW LAKE, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

STATE OF     Kentucky     ,       Jefferson       County, ss:

On this  7th   day of  December , 2009, before me, the undersigned, a Notary Public in and for said County, personally appeared  Neil A. Mitchell ,  Sr. Vice Pres  of NTS Realty Capital, Inc., a Delaware corporation, the managing general partner of NTS Realty Holdings Limited Partnership, a Delaware limited partnership, the sole member of NLP Willow Lake, LLC, a Delaware limited liability company and acknowledged the execution of the foregoing instrument.

WITNESS my hand and official seal.

My Commission expires:   April 27, 2010

            /s/ Susan M. Howard
                     Notary Public

NLP WILLOWS, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

STATE OF     Kentucky     ,       Jefferson       County, ss:

The foregoing instrument was acknowledged before me this  7th  day of  December , 2009, by  Neil A. Mitchell ,  Sr. Vice Pres  of NTS Realty Capital, Inc., a Delaware corporation, the managing general partner of NTS Realty Holdings Limited Partnership, a Delaware limited partnership, the sole member of NLP Willows, LLC, a Delaware limited liability company, for the purposes contained therein.

    My Commission expires:   April 27, 2010

            /s/ Susan M. Howard
                            Notary Public

EXHIBIT A

GRANTORS/BORROWERS, LOAN NUMBERS AND LOAN AMOUNTS

Borrower	Loan Number	Original Loan Amount
NLP Park Place, LLC	534381243	$30,625,000

NLP Willows, LLC	534381219	$17,920,000

NLP Willow Lake, LLC	534381200	$10,945,000

NLP Castle Creek, LLC	534381227	$13,895,000

NLP Lake Clearwater, LLC	534381235	$11,390,000

NLP Swift Creek, LLC	534381278	$16,845,000

NLP Richland, LLC	534381251	$27,000,000

NLP Whitworth, LLC	534381286	$27,675,000

EXHIBIT B

DESCRIPTION OF  MORTGAGED PROPERTIES

Borrower	Property Name	Location
NLP Park Place, LLC	Park Place	Lexington, KY

NLP Willows, LLC	Willows of Plainview	Louisville, KY

NLP Willow Lake, LLC	Willow Lake	Indianapolis, IN

NLP Castle Creek, LLC	Castle Creek	Indianapolis, IN

NLP Lake Clearwater, LLC	Lake Clearwater	Indianapolis, IN

NLP Swift Creek, LLC	The Grove Swift Creek	Midlothian, VA

NLP Richland, LLC	The Grove Richland	Nashville, TN

NLP Whitworth, LLC	The Grove Whitworth	Nashville, TN

See Schedule B-1 to B-8 to Exhibit B for legal descriptions